Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-229085) on Form S-8 pertaining to the Home BancShares, Inc. 401(k) and Employee Stock Ownership Plan of our report dated June 06, 2025, with respect to the 2024 financial statements and supplemental schedule of the Home BancShares, Inc. 401(k) and Employee Stock Ownership Plan included in this Annual Report on Form 11-K for the year ended December 31, 2024.

/s/ Baker Tilly US, LLP

Peachtree Corners, Georgia
June 6, 2025